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                                  EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-56026 and 33-32066 of Commercial Metals Company on Form S-8 of our report, dated October 20, 1993, appearing in this Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 1994.


/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
November 28, 1994